Exhibit 5.1


                              ROBERT C. WEAVER, JR.
                                 ATTORNEY AT LAW
                                 721 Devon Court
                            San Diego, CA 92109-8007
                         (858)488-4433 FAX (858)488-2555

October 14, 2003

Laurier International, Inc.
101-1870 Parkinson Way
Kelowna, BC, Canada V1Y 8C9

     Re:  Registration Statement on Form SB-2 (No. 333-l00259)

Gentlepersons:

I have acted as counsel for Laurier International, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 501,000 shares (the "Shares") of Common Stock, par value $.0001 per share, of the Company pursuant to the Company's Registration Statement on Form SB-2 (No. 333-l00259) which has been filed with the Securities and Exchange Commission (the "Registration Statement").

I have examined such documents, records and matters of Delaware law as I have deemed necessary for the purposes of this opinion, and based thereupon I am of the opinion that the Shares described in the Registration Statement are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my firm in the Prospectus under the caption "Legal Matters."

Sincerely,

/s/Robert C. Weaver, Jr.
-----------------------------
Robert C. Weaver, Jr.
Attorney at Law